                                                                    EXHIBIT 12.1



               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                    NINE MONTHS
                                                                                       ENDED
                                                                    YEAR ENDED       SEPTEMBER
                                                                   DECEMBER 31,         30,
                                                                       1995             1996
                                                                   ------------     ------------
Earnings:
  Net loss.......................................................  $ (1,894,000)    $(14,601,000)
  Fixed charges..................................................       338,000        2,378,000
                                                                    -----------      -----------
          Total..................................................  $ (1,556,000)    $(12,223,000)
                                                                    ===========      ===========
Fixed charges:
  Interest expense and amortization of debt discount.............  $    332,000     $  2,227,000
  Portion of rent expense deemed to be interest..................         6,000          151,000
                                                                    -----------      -----------
          Total..................................................  $    338,000     $  2,378,000
                                                                    ===========      ===========
Ratio of earnings to fixed charges(1)............................            --               --
                                                                    -----------      -----------
Coverage deficiency..............................................  $  1,894,000     $ 14,601,000
                                                                    ===========      ===========


---------------

(1) Pursuant to Regulation S-K Item 503, the ratio of earnings to fixed charges is not presented as this ratio indicates a coverage of less than one-to-one.